UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2026 (July 21, 2026)

Kensington Capital Acquisition Corp. VI
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43176	98-1901948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 Old Country Road, Suite 301
Westbury, New York 11590
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703)
674-6514
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, one-quarter of one Class 1 redeemable warrant and three-quarters of one Class 2 redeemable warrant	KCAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	KCAC	The New York Stock Exchange
Class 1 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	KCAC.W	The New York Stock Exchange
Class 2 redeemable warrants, each exercisable for one Class A ordinary share, $0.0001 par value, at an exercise price of $11.50	KCAC.W	The New York Stock Exchange
New units, each consisting of one Class A ordinary share, $0.0001 par value, and three-quarters of one Class 2 redeemable warrant	KCA.U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Business Combination Agreement

On July 21, 2026 (the “Signing Date”), Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company (which will be renamed Nth Cycle Holdings, Inc. and which shall transfer by way of continuation out of the Cayman Islands and domesticate as a Delaware corporation prior to the Closing) (“Kensington”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among Kensington, Homeland Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Kensington (“Merger Sub I”), Homeland Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Kensington (“Merger Sub II”), Nth Cycle, Inc., a Delaware corporation (“Nth Cycle”), and (for the limited purpose set forth therein) Kensington Capital Sponsor VI LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which, among other things and subject to the terms and conditions therein, Merger Sub I will merge with and into Nth Cycle, with Nth Cycle continuing as the surviving company (the “First Merger” and the effective time of such First Merger, the “First Effective Time”); and then Nth Cycle will immediately thereafter merge with and into Merger Sub II, with Merger Sub II continuing as the surviving company (the “Second Merger”; the First Merger and the Second Merger are referred to as the “Mergers”) but will change its name to Nth Cycle, LLC. The transactions contemplated by the Business Combination Agreement, including the domestication of Kensington as a Delaware corporation and the Mergers, are referred to herein as the “Business Combination.” Kensington and Nth Cycle are individually referred to herein as a “Party” and, collectively, the “Parties.” In connection with the closing of the Business Combination (the “Closing”), Kensington will change its name to “Nth Cycle Holdings, Inc.” (such company after the Closing, “New Nth Cycle”). After the completion of the Business Combination, New Nth Cycle’s common stock is expected to trade on the New York Stock Exchange under the symbol “NTH.”

The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by the boards of directors of each of Kensington and Nth Cycle.

The Business Combination is expected to close in the fourth quarter of 2026, following the receipt of the required approval by Kensington’s shareholders and Nth Cycle’s stockholders, and the fulfillment of other customary closing conditions.

The Domestication

Kensington will, subject to obtaining the required shareholder approvals and at least one business day prior to the date of Closing (the “Closing Date”), change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

Subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of Kensington’s shareholders: (a) immediately prior to the Domestication, pursuant to the Sponsor Support Agreement (as defined below), each of Kensington’s then issued and outstanding Class B ordinary shares, par value $0.0001 per share (each, a “Cayman Class B

Share”), will convert automatically, on a one-for-one basis, into a Class A ordinary share of Kensington, par value $0.0001 per share (each, a “Cayman Class A Share”) (the “Sponsor Share Conversion”); (b) in connection with the Domestication, (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of Kensington’s common stock, par value $0.0001 per share (after the Domestication) (the “New Nth Cycle Common Stock”); (ii) each of Kensington’s then issued and outstanding warrants will automatically become exercisable for one share of New Nth Cycle Common Stock; (iii) each of Kensington’s issued and outstanding units will convert automatically, on a one-for-one basis, into a unit of Kensington (after the Domestication), consisting of one share of New Nth Cycle Common Stock, one-quarter (1/4) of one Kensington Class 1 warrant, and three-quarters (3/4) of one Kensington Class 2 warrant; and (iv) each of Kensington’s issued and outstanding new units will convert automatically, on a one-for-one basis, into a new unit of Kensington (after the Domestication), consisting of one share of New Nth Cycle Common Stock and three-quarters (3/4) of one Kensington Class 2 warrant.

The Mergers and Consideration

Immediately prior to the First Effective Time:

(1)

each convertible promissory note or other agreement or instrument granting any person the right to convert or exchange such instrument into equity securities of Nth Cycle (such convertible promissory note or other agreement or instrument, each a “Nth Cycle Convertible Security”), other than (i) any Nth Cycle warrant to purchase any stock or other equity interests of Nth Cycle (each, a “Nth Cycle Warrant”), (ii) any award of restricted shares of Nth Cycle Common Stock subject to vesting and/or a right of repurchase granted pursuant to a Nth Cycle equity incentive plan (each, a “Nth Cycle Restricted Stock Award”), (iii) any option to purchase shares of Nth Cycle common stock (each, a “Nth Cycle Option”) or (iv) any restricted stock unit in respect of shares of Nth Cycle Common Stock granted pursuant to a Nth Cycle equity incentive plan (each, a “Nth Cycle RSU”), that is outstanding immediately prior to the First Effective Time, to the extent applicable, will automatically convert in full into shares of Nth Cycle’s preferred stock or common stock in accordance with the terms thereof;

(2)

each Nth Cycle Warrant exercisable for Nth Cycle’s preferred stock that is outstanding and unexercised immediately prior to the First Effective Time will automatically be exercised on a cashless basis in full or be exercised by the holder thereof or otherwise terminate in full, as applicable, in accordance with its terms;

(3)

immediately after giving effect to the conversions and exercises or terminations as set forth in clauses (1) and (2) above, each issued and outstanding share of Nth Cycle’s preferred stock (including each share of preferred stock issued upon the conversions and exercises described in clauses (1) and (2) above) will automatically convert into such number of shares of Nth Cycle common stock (“Nth Cycle Common Stock”) into which such shares of Nth Cycle’s preferred stock, as applicable, are convertible in connection with the First Merger pursuant to Nth Cycle’s organizational documents; and

(4)

each Nth Cycle Warrant exercisable for Nth Cycle Common Stock that is outstanding and unexercised immediately prior to the First Effective Time will automatically be exercised on a cashless basis in full or be exercised by the holder thereof or otherwise terminate in full, as applicable, in accordance with its terms.

Pursuant to the Business Combination Agreement, at the First Effective Time, each share of Nth Cycle Common Stock that is issued and outstanding immediately prior to the First Effective Time but following the conversions described in clauses (1) – (4) above (such conversions collectively referred to as the “Pre-Closing Conversions”), other than any shares of Nth Cycle Common Stock owned by Kensington, Merger Sub, or Nth Cycle immediately prior to the Effective Time, will be cancelled and converted into the right to receive (A) a number of shares of New Nth Cycle Common Stock equal to the quotient of 50,700,200 divided by the fully diluted capital of Nth Cycle immediately prior to the First Effective Time but following the Pre-Closing Conversions (such quotient, the “Exchange Ratio”) and (B) a contingent right to receive earnout shares following the Closing as described below and in accordance with the Business Combination Agreement (together, the “Merger Consideration”).

Following the Closing, the holders of Nth Cycle Common Stock, Nth Cycle Restricted Stock Awards, Nth Cycle Options and Nth Cycle RSUs (each such holder, an “Earnout Holder”) will be entitled to receive a pro rata portion of an aggregate 10,000,000 shares of New Nth Cycle Common Stock in the event that at any time during the seven year period following the Closing the last reported sale price of the New Nth Cycle Common Stock as reported by Bloomberg or, if not available, another authoritative source, is at least $15.00 (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, and will also be entitled to receive a pro rata portion of an additional aggregate 10,000,000 shares of New Nth Cycle Common Stock in the event that at any time during the seven year period following the Closing, New Nth Cycle achieves mechanical completion of its first major black mass refinery in the United States with a minimum capacity of 6,000 tonnage per year (such aggregate 20,000,000 potential earnout shares of New Nth Cycle Common Stock are collectively referred to as the “Earnout Shares”), subject to the terms and conditions of the Business Combination Agreement, including the requirement that holders of Nth Cycle Options, Nth Cycle Restricted Stock Awards and Nth Cycle RSUs continue their service to New Nth Cycle or its subsidiaries through the date such Earnout Shares are issuable in order to be entitled thereto. Each Earnout Holder’s pro rata portion of the Earnout Shares (the “Earnout Holder Portion”) is determined based on such holder’s applicable percentage calculated as (a) the sum of (x) the number of shares of New Nth Cycle Common Stock issued to such holder at the Closing as Merger Consideration and (y) the number of shares of New Nth Cycle Common Stock underlying the securities exchanged for such holder’s Nth Cycle Restricted Stock Award, Nth Cycle Option or Nth Cycle RSU, as applicable, as further described in clauses (2) – (4) below (such exchanged securities, the “New Nth Cycle Securities”), divided by (b) the sum of (i) the aggregate number of shares of New Nth Cycle Common Stock issued as Merger Consideration at the Closing and (ii) the aggregate number of shares of New Nth Cycle Common Stock underlying all New Nth Cycle Securities issued at the Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, at the First Effective Time:

(1)

each share of Nth Cycle Common Stock that is owned by Kensington, Merger Sub, or Nth Cycle immediately prior to the Effective Time but following the Pre-Closing Conversions (each, an “Excluded Share”) will be canceled and shall cease to exist and no consideration will be delivered in exchange therefor;

(2)

each outstanding and unvested Nth Cycle Restricted Stock Award will be assumed and automatically converted by New Nth Cycle on the same terms and conditions as were applicable to such Nth Cycle Restricted Stock Award immediately prior to the First Effective Time, into a restricted stock award representing the right to acquire (i) that number of New Nth Cycle Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Nth Cycle Common Stock subject to such Nth Cycle Restricted Stock Award immediately prior to the First Effective Time and (B) the Exchange Ratio, and (ii) the contingent right to receive the Earnout Holder Portion of the Earnout Shares;

(3)

each outstanding and unexercised Nth Cycle Option, whether vested or unvested, will be assumed and automatically converted by New Nth Cycle on the same terms and conditions as were applicable to such Nth Cycle Option immediately prior to the First Effective Time, into an option to acquire (i) that number of New Nth Cycle Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Nth Cycle Common Stock subject to such Nth Cycle Option immediately prior to the First Effective Time, and (B) the Exchange Ratio, at an exercise price per share of New Nth Cycle Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Nth Cycle Common Stock of such Nth Cycle Option by (y) the Exchange Ratio, and (ii) the contingent right to receive the Earnout Holder Portion of the Earnout Shares; and

(4)

each outstanding Nth Cycle RSU will be assumed and automatically converted by New Nth Cycle on the same terms and conditions as were applicable to such Nth Cycle RSU immediately prior to the First Effective Time, into a restricted stock unit representing the right to acquire (i) that number of New Nth Cycle Common Stock equal to the product of (A) the number of shares of Nth Cycle Common Stock subject to such Nth Cycle RSU immediately prior to the First Effective Time, and (B) the Exchange Ratio, and (ii) the contingent right to receive the Earnout Holder Portion of the Earnout Shares.

Governance

The Parties have agreed to take all necessary action within their power as may be necessary or appropriate (including Kensington obtaining resignations from the current directors of Kensington that will not remain directors on the New Nth Cycle Board (as defined below)), so that effective at the Closing, the board of directors of New Nth Cycle (the “New Nth Cycle Board”) will consist of (i) Megan O’Connor, (ii) one individual designated by Kensington, and (iii) such other members as selected by Nth Cycle prior to the Closing.

Representations and Warranties; Covenants

The Parties have made customary representations, warranties, and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Kensington, Merger Sub I, Merger Sub II and Nth Cycle prior to the Closing. In addition, Kensington has agreed to adopt and approve, subject to shareholder approval, an equity incentive plan that provides for (i) an initial aggregate share reserve thereunder equal to 10% of the aggregate number of shares of New Nth Cycle Common Stock outstanding as of immediately after the

Closing on a fully diluted basis, plus, (ii) on the first day of each calendar year during the term of the equity incentive plan an automatic increase of up to 5% of the aggregate number of shares of New Nth Cycle Common Stock outstanding as of the last day of the immediately preceding calendar year on a fully diluted basis. The equity incentive plan will otherwise be in a form prepared by Nth Cycle and reasonably acceptable to Kensington.

Conditions to Each Party’s Obligations

The obligations of Kensington and Nth Cycle to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by Kensington’s shareholders (the “Kensington Shareholder Approval”) of (A) the Business Combination Agreement and Business Combination in accordance with applicable law and exchange rules and regulations, (B) the Domestication, (C) the proposed charter and the bylaws of New Nth Cycle upon Domestication, (D) any separate or unbundled advisory proposals as are required to implement the foregoing, (E) the issuance of shares of New Nth Cycle Common Stock, as required by NYSE Listing Rule 312.03, (F) the adoption by Kensington of an equity incentive plan as described in the Business Combination Agreement and above under “—Representations and Warranties; Covenants,” (G) the appointment of director nominees in accordance with the terms in the Business Combination Agreement, (H) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the registration statement on Form S-4, or other appropriate form, (the “Registration Statement”) to be filed by Kensington or correspondence related thereto, (I) adoption and approval of any other proposals as reasonably agreed to by the Parties to be necessary or appropriate in connection with the Business Combination, and (J) adjournment of the Kensington Shareholders Meeting (as defined below) to a later date or dates, if necessary or convenient, in the reasonable determination of the chairman of Kensington, to (x) permit further solicitation and vote of proxies in the event that there are insufficient votes for any of the foregoing, (y) if Kensington determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (z) to facilitate the Domestication, the Mergers or any other transactions contemplated by the Business Combination Agreement and ancillary documents (such proposals in (A) through (J), together, the “Transaction Proposals”), (ii) the approval of the Business Combination Agreement and the Business Combination (including the Mergers) by the affirmative vote or written consent of the stockholders of Nth Cycle, pursuant to the terms and in accordance with satisfaction of the conditions of the organizational documents of Nth Cycle and applicable law, (iii) no adverse law or order having the effect of making the transactions or agreements contemplated by the Business Combination Agreement illegal or otherwise preventing or prohibiting such transactions, (iv) the Registration Statement becoming effective, (v) approval of the listing of the New Nth Cycle Common Stock on the NYSE, and (vi) expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Additionally, the obligations of Kensington and Nth Cycle to consummate the Business Combination are each subject to other customary closing conditions, including (i) the accuracy of the representations and warranties of the other Party and the performance by the other Party of the covenants and agreements of the Parties, in each case subject to certain qualifiers, (ii) the delivery of customary closing documents and the duly executed lock-up agreements (described below), (iii) the absence of a material adverse effect of either party and (iv) in the case of Nth Cycle, the completion of the Domestication and that the aggregate amount of (x) cash in Kensington’s trust account that will be available to it for unrestricted use as of immediately following the merger (for clarity, after giving effect to any redemption rights that are actually perfected), plus (y) the aggregate amount of cash proceeds received from the PIPE Investors (defined below), shall be at least $75 million dollars in the aggregate.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, (i) by mutual written consent of Kensington and Nth Cycle; (ii) by Nth Cycle if the board of directors of Kensington amends, qualifies or modifies its recommendation to the shareholders of Kensington to make certain approvals, as described in the Business Combination Agreement, (iii) by Nth Cycle if the Kensington Shareholder Approval is not obtained at a meeting duly convened thereof or any adjournment thereof, (iv) by either Kensington or Nth Cycle if the Closing has not occurred on or before the one-year anniversary of the Signing Date, (v) by either Party, following written notice to the other, if a governmental authority of competent jurisdiction shall have issued a final non-appealable order or taken other action permanently prohibiting the Business Combination, provided that any Party that was the substantial cause of such order or other action shall not be entitled to terminate pursuant to this provision, (vi) by either Party if the other Party shall have breached its representations, warranties or covenants in a manner that would cause a condition to closing to fail to be satisfied, subject to a cure right, and (vii) by written notice of a Party to the other Party if all conditions to closing have been met, the other Party fails to consummate the Business Combination, the Party confirms in writing it is ready, willing and able to consummate the Business Combination and such other Party fails to consummate the Business Combination within five business days of such notice.

The foregoing description of the Business Combination Agreement, the Business Combination and the related transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Kensington or Nth Cycle. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Kensington’s public disclosures.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, Kensington entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Nth Cycle and the Sponsor pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of adoption of the Transaction Proposals, (ii) vote against any Alternative Transaction (as defined in the Business Combination Agreement) and any merger agreement or merger other than the Transaction Proposals, the Business Combination Agreement and the Business Combination; (iii) vote against any change in the business, management, or board of directors of Kensington (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or ancillary agreements), and (iv) vote against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of the Sponsor Support Agreement, the Business Combination Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Kensington under the Business Combination Agreement, (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Restricted Holder contained in the Sponsor Support Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Kensington. Certain current and former officers and directors of Kensington previously entered into a letter agreement with Kensington in connection with Kensington’s initial public offering, pursuant to which they agreed to vote any Kensington ordinary shares held by them in favor of the Business Combination.

Pursuant to the Sponsor Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement or the liquidation of Kensington, the Sponsor may not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Subject Securities (as defined in the Sponsor Support Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities without the prior written consent of Nth Cycle and Kensington, unless such transfer is deemed a Permitted Transfer (as defined in the Sponsor Support Agreement), or (iii) take any action in furtherance of the matters described in the preceding clauses (i) or (ii).

In addition, pursuant to the Sponsor Support Agreement, the Sponsor agreed to waive, subject to the consummation of the Business Combination, any and all anti-dilution rights with respect to the rate that the Cayman Class B Shares convert into the Cayman Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Stockholder Voting and Support Agreement

Concurrently with the execution of the Business Combination Agreement, certain holders of equity securities of Nth Cycle (the “Nth Cycle Stockholders”) and Nth Cycle entered into the Voting and Support Agreement (the “Stockholder Voting and Support Agreement”), pursuant to which Nth Cycle Stockholders have agreed to, among other things, vote (or act by written consent) (a) to approve the exercise of “drag-along” rights in connection with the transactions contemplated by the Business Combination Agreement, (b) approve and adopt the Business Combination Agreement and the consummation of the Business Combination, (c) to adopt a proposed certificate of amendment to Nth Cycle’s certificate of incorporation, (d) vote in favor of any other matter where approval is required under Nth Cycle’s organizational documents or investment agreements with respect to the Business Combination Agreement or the transactions contemplated thereby, (e) against any Alternative Transaction or any proposal relating to an Alternative Transaction, (f) against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Nth Cycle, (g) against any change in the business or board of directors of Nth Cycle (other than pursuant to the Business Combination Agreement or the Ancillary Documents (as defined in the Business Combination Agreement)), (h) against any proposal, action or agreement that would (i) impede, interfere, frustrate, prevent or nullify any provision of the Stockholder Voting and Support Agreement, the Business Combination Agreement or the Business Combination, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Nth Cycle under the Business Combination Agreement, (iii) result in any of the closing conditions of the Business Combination Agreement not being fulfilled, (iv) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Member contained in the Stockholder Voting and Support Agreement or (v) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Nth Cycle and (i) to convert all outstanding shares of preferred stock of Nth Cycle into Nth Cycle Common Stock as of immediately prior to the Effective Time, conditioned upon and subject to the closing of the Business Combination, in accordance with the organizational documents of Nth Cycle.

Pursuant to the Stockholder Voting and Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement or the liquidation of Nth Cycle, no Nth Cycle Stockholder party thereto may (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Subject Securities (as defined in the Stockholder Voting and Support Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities without the prior written consent of Nth Cycle and Kensington, unless such transfer is deemed a Permitted Transfer (as defined in the Stockholder Voting and Support Agreement), or (iii) take any action in furtherance of the matters described in the preceding clauses (i) or (ii).

In addition, pursuant to the Stockholder Voting and Support Agreement, each Nth Cycle Stockholder party thereto has agreed not to commence, join in, facilitate, assist or encourage, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Kensington, Nth Cycle or any of their respective successors or directors, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the Stockholder Voting and Support Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Stockholder Voting and Support Agreement, the Business Combination Agreement or the Business Combination. Each Nth Cycle Stockholder has also waived and agreed not to exercise any rights of appraisal or rights to dissent from the Business Combination that they may have in respect of the Subject Securities.

The foregoing description of the Stockholder Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Stockholder Voting and Support Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Lock-Up Agreements

Sponsor Lock-Up and Vesting Agreement

At the Closing, the Sponsor and New Nth Cycle will enter into a Lock-Up and Vesting Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor and its permitted assigns will, among other things, agree not to, with respect to any shares of New Nth Cycle Common Stock the Sponsor received upon conversion of its Cayman Class B Shares in connection with the Domestication (the “Sponsor Lock-Up Shares”), prior to the date that is one year after the Closing Date (or, if sooner, prior to the date commencing at least 150 days after the Closing Date on which the last reported sales price of the New Nth Cycle Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period) (i) sell, pledge, grant any option to purchase or otherwise dispose of any Sponsor Lock-Up Shares, (ii) enter into any swap or other transfer arrangement in respect of the Sponsor Lock-Up Shares or (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii), provided, that in no event will such prohibitions on transfer lapse prior to the date that is 180 days after the Closing Date. The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain equity awards.

Additionally, pursuant to the Sponsor Lock-Up Agreement, the Sponsor has agreed that it and its permitted transferees (as described in the preceding paragraph) will forfeit an aggregate of (i) up to an aggregate of 2,464,285 shares of New Nth Cycle Common Stock based on the number of shares of New Nth Cycle Common Stock that are redeemed in the Business Combination (so that no shares will be forfeited by the Sponsor and its permitted transferee if there are no redemptions and all such shares will be forfeited if all of the 23,000,000 “public” shares are redeemed), and (ii) an aggregate of 4,928,571 shares of New Nth Cycle Common Stock unless, within 7 years after the Closing Date, there is either a Change of Control (as defined in the Sponsor Lock-Up Agreement) or the last reported sales price of the New Nth Cycle Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period.

Nth Cycle Lock-Up Agreement

At the Closing, New Nth Cycle, certain equity holders of Nth Cycle (the “Lock-Up Holders”) will enter into a Lock-Up Agreement (the “Nth Cycle Lock-Up Agreement” and, together with the Sponsor Lock-Up Agreement, the “Lock-Up Agreements”), pursuant to which the Lock-Up Holders will, among other things, agree not to, without the prior written consent of the New Nth Cycle Board, prior to the earlier of (x) the date that is 180 days after the Closing Date, and (y) with respect to one-half of the shares of New Nth Cycle Common Stock owned by each Lock-Up Holder, if sooner than the date that is 180 days after the Closing Date, the date commencing at least 90 days after the Closing Date on which the last reported sales price of the New Nth Cycle Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period, (i) sell, pledge, grant any option to purchase or otherwise dispose of (a) any shares of New Nth Cycle Common Stock held immediately after the consummation of the Business Combination (other than any such shares issued in the PIPE Investment (as defined below)), (b) any shares of New Nth Cycle Common Stock issuable upon exercise of such options to purchase shares of New Nth Cycle Common Stock held immediately after the consummation of the Business Combination, or (c) any securities convertible into, or exercisable, redeemable or exchangeable for, New Nth Cycle Common Stock held by such holder immediately after the consummation of the Business Combination (the shares of New Nth Cycle Class A Common Stock and securities specified in clauses (a) through (c), collectively, the “Lock-up Shares”), (ii) enter into any swap or other transfer arrangement in respect of any Lock-Up Shares or (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii). The Nth Cycle Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain stock options.

The foregoing description of each Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Sponsor Lock-Up Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference and (ii) the form of Nth Cycle Lock-Up Agreement, a copy of which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, Kensington, the Sponsor, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Drexel Hamilton, LLC and certain securityholders of Nth Cycle will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Drexel Hamilton, LLC and such securityholders will be granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to securities of New Nth Cycle that they will hold following the Business Combination.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amended and Restated Registration Rights Agreement, a copy of which is attached as Exhibit 10.5 hereto, and the terms of which are incorporated herein by reference.

PIPE Investment

In connection with the transactions contemplated by the Business Combination Agreement, Kensington is seeking to raise up to $100 million by selling shares of New Nth Cycle Common Stock at $10.00 per share (the “PIPE Investment”). On the Signing Date, Kensington and the accredited investors named therein, (the “PIPE Investors”) entered into Securities Purchase Agreements (the “SPAs”) pursuant to which such investors have agreed, among other things, to purchase, at Closing, 4,000,000 shares of New Nth Cycle Common Stock for an aggregate purchase price of $40,000,000.

The SPAs include customary representations and warranties from Kensington and the PIPE Investors and are subject to customary closing conditions. The SPAs also include customary covenants and agreements related to transfer restrictions, SEC reports, material non-public information and indemnification.

Pursuant to the SPAs, New Nth Cycle has agreed to certain obligations to register and maintain the registration of the shares of New Nth Cycle Common Stock to be issued to the PIPE Investors, including that, within 30 calendar days after the Closing Date, New Nth Cycle will file with the SEC (at New Nth Cycle’s sole cost and expense) a registration statement registering the resale of the shares of New Nth Cycle Common Stock to be issued to the PIPE Investors, and New Nth Cycle shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, as further described in the SPAs.

The foregoing description of the PIPE Investment is subject to and qualified in its entirety by reference to the SPAs, a copy of the form of which is included as Exhibit 10.6 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of New Nth Cycle pursuant to the SPAs is incorporated by reference herein. Based in part upon the representations by the PIPE Investors in the SPAs, the transactions contemplated by the SPAs are being conducted in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On July 22, 2026, Kensington and Nth Cycle issued a press release announcing their entry into the Business Combination Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Kensington and Nth Cycle have prepared for use in connection with the Business Combination.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Additional Information

The Business Combination will be submitted to shareholders of Kensington for their consideration. In connection with the Business Combination, Kensington intends to file a Registration Statement with the SEC (the “Registration Statement”), which will include a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement to be distributed to shareholders of Kensington in connection with its solicitation for proxies for the vote by its shareholders in connection with the Business Combination and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to securityholders of Kensington and securityholders of Nth Cycle in connection with the completion of the Business Combination. After the Registration Statement is declared effective, Kensington will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Kensington will send to its shareholders in connection with the Business Combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov. The definitive proxy statement/final prospectus (if and when available) will be mailed to shareholders of Kensington as of a record date to be established for voting on the Business Combination. Shareholders of Kensington will also be able to obtain copies of the proxy statement/prospectus without charge, once available, by directing a request to: Kensington Capital Acquisition Corp. VI, 1400 Old Country Road, Suite 301, Westbury, NY 11590.

Participants in the Solicitation

Kensington and its directors, executive officers, and other members of management, and consultants, under SEC rules, may be deemed participants in the solicitation of proxies from

Kensington’s shareholders with respect to the Business Combination. Information about the directors and executive officers of Kensington is set forth in its Registration Statement on Form S-1, as amended. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement and other relevant materials to be filed with the SEC regarding the Business Combination and related transactions when they become available. Stockholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Nth Cycle, its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies of Kensington’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Forward Looking Statements

This Current Report on Form 8-K and certain of the exhibits hereto contain certain statements that are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination, the estimated or anticipated future results and benefits of New Nth Cycle following the Business Combination, including the likelihood and ability of the Parties to successfully consummate the Business Combination, future opportunities for New Nth Cycle and other statements that are not historical facts.

These statements are based on the current expectations of the management of Kensington and/or Nth Cycle and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kensington and Nth Cycle. These statements are subject to a number of risks and uncertainties regarding Nth Cycle’s business and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the inability of the Parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the number of redemption requests made by shareholders of Kensington in connection with the Business Combination; the outcome of any legal proceedings that may be instituted against the Parties following the announcement of the Business Combination; the risk that the approval of the shareholders of Nth Cycle or Kensington for the Business Combination is

not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the risks related to the rollout of the business of Nth Cycle and the timing of expected business milestones; the effects of competition on Nth Cycle’s business; the ability of New Nth Cycle to execute its growth strategy and secure sufficient capital to execute its growth strategy, manage growth profitably and retain its key employees; the ability of New Nth Cycle to obtain or maintain the listing of its securities on a U.S. national securities exchange following the Business Combination; costs related to the Business Combination; and other risks that will be detailed from time to time in filings with the SEC. The foregoing list of risk factors is not exhaustive. There may be additional risks that Kensington and Nth Cycle presently do not know or that Kensington and Nth Cycle currently believe are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide Kensington’s and Nth Cycle’s expectations, plans or forecasts of future events and views as of the date of this communication. Kensington and Nth Cycle anticipate that subsequent events and developments will cause their assessments to change. However, while Kensington and Nth Cycle may elect to update these forward-looking statements in the future, Kensington and Nth Cycle specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Kensington’s or Nth Cycle’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or results of such forward-looking statements will be achieved. This Current Report on Form 8-K contains preliminary information only, is subject to change at any time, and is not, and should not be assumed to be, complete or constitute all of the information necessary to adequately make an informed decision regarding any potential investment in connection with the Business Combination.

No Offer or Solicitation

This communication is for informational purposes only and is not (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law nor (ii) the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this communication.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†*	Business Combination Agreement, dated as of July 21, 2026, by and among Kensington Capital Acquisition Corp. VI, Homeland Merger Sub, Inc., Homeland Merger Sub II, LLC, Nth Cycle, Inc. and (for the limited purpose set forth therein) Kensington Capital Sponsor VI LLC

10.1	Sponsor Support Agreement, dated as of July 21, 2026, by and among Kensington Capital Sponsor VI LLC, Kensington Capital Acquisition Corp. VI and Nth Cycle, Inc.

10.2	Form of Stockholder Voting and Support Agreement.

10.3	Form of Sponsor Lock-Up and Vesting Agreement.

10.4	Form of Nth Cycle Lock-Up Agreement.

10.5	Form of Amended and Restated Registration Rights Agreement.

10.6*	Form of Securities Purchase Agreement.

99.1	Press Release, dated as of July 21, 2026.

99.2	Investor Presentation, dated July 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2026

KENSINGTON CAPITAL ACQUISITION CORP. VI

By:	/s/ Daniel Huber
	Name:	Daniel Huber
	Title:	Chief Financial Officer

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